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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-90702, 33-90726, and 33-90732), of PRI Automation, Inc.
of our report dated November 6, 1995, on our audits of the consolidated financial statements of PRI Automation, Inc. as of September 30, 1995 and 1994 and for each of the three years in the period ended September 30, 1995, which report is included in the Company's 1995 Annual Report on Form 10-K.




                                     /s/ Coopers & Lybrand L.L.P.
                                     -----------------------------
                                     COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
December 16, 1996